Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including any amendments thereto) with respect to the shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), of Envoy Medical, Inc., a Delaware corporation, and further agrees to the inclusion of this Joint Filing Agreement (this “Agreement”) as an exhibit to such joint filing.

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Each of the undersigned acknowledges that it shall be responsible for the timely filing of any amendments, and for the completion and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness or accuracy of the information concerning the others, except to the extent it knows or has reason to believe that such information is inaccurate.

[Signature Page Follows]

IN WITNESS THEREOF, each of the undersigned, being duly authorized, hereby executes this Agreement on December 26, 2024.

Anzu SPAC GP I LLC

By:	/s/ Whitney Haring-Smith
Name:	Whitney Haring-Smith
Title:	Manager

AICP III, L.P.

By: Anzu Industrial Capital Partners III GP, LLC, its General Partner

By:	/s/ Whitney Haring-Smith
Name:	Whitney Haring-Smith
Title:	Managing Member

Anzu Industrial Capital Partners III, L.P.

By: Anzu Industrial Capital Partners III GP, LLC, its General Partner

By:	/s/ Whitney Haring-Smith
Name:	Whitney Haring-Smith
Title:	Managing Member

Anzu Industrial Capital Partners III QP, L.P.
By: Anzu Industrial Capital Partners III GP, LLC, its General Partner

By:	/s/ Whitney Haring-Smith
Name:	Whitney Haring-Smith
Title:	Managing Member